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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37347) pertaining to the 1997 Stock Incentive Plan and the Employee Stock Purchase Plan of Pervasive Software Inc. of our report dated July 17, 1998, with respect to the consolidated financial statements and related financial statement schedule of Pervasive Software Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.



                                        /s/  ERNST & YOUNG LLP


Austin, Texas
September 25, 1998